EXHIBIT 10(aa)

DELAWARE INVESTMENTS U.S., INC.

STOCK OPTION PLAN

1. Purpose. The purpose of this Delaware Investments U.S., Inc. Stock Option Plan (the “Plan”) is to assist Delaware Management Holdings, Inc., a Delaware corporation (the “Corporation”), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, investment professionals, employees, and other persons who provide services to the Corporation and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a) “Beneficiary” means the person, persons, trust or trusts who or which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Corporation to receive the benefits specified under the Plan upon such Participant’s death or to which Options are transferred if and to the extent permitted under Section 8(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(b) “Board” means the Board of Directors of Lincoln.

(c) “Change of Control” means (i) with respect to Lincoln, a change of control of Lincoln within the meaning of the Lincoln National Corporation Executive Severance Benefit Plan, and (ii) with respect to DIUS or the Corporation (as the case may be), the consummation of (a) a transaction after which neither Lincoln (or any successor corporation to Lincoln following a merger of Lincoln with another corporation, which merger is not a Change of Control of Lincoln) nor any of its subsidiaries continues to be the beneficial owner of more than 50% of the combined voting power of the then outstanding securities of DIUS, or the Corporation (as the case may be) or (b) the sale or transfer of all or substantially all of DIUS’s, or the Corporation’s (as the case may be), business or assets to an entity other than Lincoln (or any successor corporation to Lincoln following a merger of Lincoln with another corporation, which merger is not a Change of Control of Lincoln) or one of its subsidiaries.

(d) “Change of Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change of

Control or any liquidation of shares following a sale of substantially all assets of the Corporation, or (ii) the Fair Market Value per share determined as of a Valuation Date occurring at any time during the 60-day period preceding and 60-day period following the Change of Control.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(f) “Committee” means the Compensation Committee of the Board.

(g) “DIUS” means Delaware Investments U.S., Inc.

(h) “Effective Date” means January 1, 2001.

(i) “Eligible Person” means each Executive Officer and other officers and employees of the Corporation or of any subsidiary, including employees, agents and brokers who may also be directors of the Corporation. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary for purposes of eligibility for participation in the Plan.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(k) “Executive Officer” means an executive officer of the Corporation as defined under the Exchange Act.

(l) “Fair Market Value” means the fair market value of Stock as determined by the outside appraiser(s), who is (are) selected by the Chief Executive Officer of the Corporation with the approval of the Chief Financial Officer of Lincoln and who is (are) not the outside auditor for the Corporation or for Lincoln, applying the principles set forth in Appendix A.

(m) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

(n) “Lincoln” means Lincoln National Corporation.

(o) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock at a specified price during specified time periods.

(p) “Participant” means an Eligible Person who has been granted an Option under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(q) “Stock” means the common stock of DIUS, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 8(c) hereof.

(r) “Valuation Date” means any date as of which the Fair Market Value of Stock is determined. Unless the Committee reasonably concludes that no purpose under the Plan would be served by determining Fair Market Value as of such a date, (1) each June 30 and each December 31, (2) any date on which a Change of Control occurs, and (3) any other date as the Committee in its sole discretion may determine is appropriate for the proper administration of the Plan will be a Valuation Date.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, select Eligible Persons to become Participants, grant Options, determine the type, number and other terms and conditions of, and all other matters relating to, Options, prescribe Option agreements (which need not be identical for each Participant), adopt, amend and rescind rules and regulations for the administration of the Plan, construe and interpret the Plan and Option agreements and correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its subsidiaries, Participants, Beneficiaries, transferees under Section 8(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The Committee shall exercise its authority only by a majority vote of its members at a meeting or without a meeting by a writing signed by a majority of its members. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform administrative functions to the extent permitted under applicable law. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any Executive Officer, other officer or employee of the Corporation or a subsidiary, the Corporation’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 8(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Options under the Plan shall be 2,500,000]; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed 1,000,000. Any shares of Stock delivered under the Plan shall consist of authorized and issued or unissued shares.

(b) Application of Limitation to Grants of Options. No Option may be granted if the number of shares of Stock to be delivered in connection with such Option exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Options. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Option.

(c) Availability of Shares Not Delivered under Options. Shares of Stock subject to an Option under the Plan (i) which Option is canceled, expired, forfeited or otherwise terminated without a delivery of shares to the Participant, including the number of shares surrendered in payment of any taxes relating to any Option, or (ii) which shares are repurchased by the Corporation pursuant to Section 4(d), 4(e) or 7(b) hereof will again be available for Options under the Plan, except that if any such shares could not again be available for Options to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Options to Participants who are not subject to such limitation.

(d) Call Feature. Upon a Stock holder’s termination of employment with the Corporation and all its affiliates, the Corporation or, if directed by the Committee, DIUS will call all shares of Stock held by the Stock holder as of his termination of employment. In addition, the Committee may, in its sole discretion, require the Corporation or DIUS to call shares of Stock. Called Shares will be reacquired by the Corporation or DIUS as soon as practicable after the call for an amount per share equal to (1) the Fair Market Value of a share as of the Valuation Date preceding the date of the call if the call occurs before the expiration of the period after the Valuation Date during which the shares may be put to the Corporation or DIUS (in accordance with Section 4(e) below) or (2) the Fair Market Value of a share as of the Valuation Date following the date of the call if the call occurs after the expiration of the period after the preceding Valuation Date during which the shares may be put to the Corporation or DIUS (in accordance with Section 4(e) below). Notwithstanding the foregoing, (1) shares that have been held for six months or less as of the date of a call will not be called as of that date, but will be called on the date as of which the Stock holder has held the shares for six months and one day for an amount equal to the amount determined in accordance with the preceding sentence, and (2) the Corporation or DIUS may, in the sole discretion of the Committee, delay calling shares held by a Stock holder for less than one year until the day after the first anniversary of the date on which the Stock holder acquired such shares, in which case the shares will be reacquired by the Corporation or DIUS for an amount determined in accordance with the preceding sentence. Shares called other than upon termination of employment will be called from each holder of Stock in proportion to the holder’s total Stock holdings. In the event that a change of control of the Corporation or DIUS occurs within one year after shares are called from Stock holder, other than shares that are called as a result of the Stock holder’s termination of employment, the Stock holder will receive a payment equal to the excess of the Change of Control Price over the amount paid for a share pursuant to the call, multiplied by the number of shares called from the Stock holder.

(e) Put Option. An individual who has acquired shares upon the exercise of an Option and has held those shares for more than six months may put the shares back to the Corporation. Shares may be put to the Corporation only during the sixty-day period beginning on the date on which valuation results are communicated to Stock holders, and the Corporation will pay to the shareholder the Fair Market Value determined as of the immediately preceding Valuation Date. At the Corporation’s sole discretion, the amount the Corporation is required to pay pursuant to the preceding sentence may be paid in (i) cash, (ii) a promissory note (in substantially the form of the note attached hereto as Appendix B) that requires payment over a period not to exceed five years with interest each year at a rate equal to the rate paid on Treasury notes of similar term and similar subordination plus the increment over that rate paid on borrowings of similar term and similar subordination by Lincoln with such note to be guaranteed by Lincoln (with a guaranty in substantially the form of the agreement attached hereto as Appendix C), (iii) freely tradable shares of common stock of Lincoln having a market value on the date of transfer to the employee equal to the amount payable to the employee, or (iv) any combination of (i) and (ii) or (i) and (iii).

5. Eligibility. Options may be granted under the Plan only to Eligible Persons.

6. Terms of Options.

(a) General. Options may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant or thereafter (subject to Section 8(e) and the provisos therein), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Options in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Option. The Committee shall (subject to Section 8(e) and the provisos therein) retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Option that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (but not the exercise) of any Option.

(b) Specific Terms of Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(ii) Time and Method of Exercise. The Committee shall determine, at the date of grant or thereafter, the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on completion of future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash or Stock held for more than six months, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

(iv) Term of Options. The term of each Option shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

(c) Cancellation and Rescission of Options. Unless the Option agreement specifies otherwise, the Committee may cancel any unexpired Options at any time, and the Corporation shall have the additional rights set forth in Section 6(c)(iv) below, if the Participant is not in compliance with all applicable provisions of the Option agreement and the Plan including the following conditions:

(i) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Corporation or other senior officer designated by the Committee, is or becomes competitive with the Corporation. For Participants whose employment has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant’s position and responsibilities while employed by the Corporation, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Corporation and the other organization or business, the effect on the Corporation’s shareholders, customers, suppliers and competitors of the Participant assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent equity interest in the organization or business.

(ii) A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation’s business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant either during or after employment with the Corporation.

(iii) A Participant shall disclose promptly and assign to the Corporation all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

(iv) Upon exercise, settlement, payment or delivery pursuant to an Option, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of this Section 6(c) prior to, or during the six months after, any exercise, payment or delivery pursuant to an Option shall cause such exercise, payment or delivery to be rescinded. The Corporation shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery; provided, however, that the Corporation may, in its discretion, in any individual case provide for waiver in whole or in part of compliance with the provisions of this Section 6(c). Within ten days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Option. Such payment shall be made either in cash or by returning to the Corporation the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery. In the case of any Participant whose employment is terminated by the Corporation and its subsidiaries without “cause” (as defined in the Option agreement), however, a failure of the Participant to comply with the provisions of Section 6(c)(i) after such termination of employment shall not in itself cause rescission or require repayment with respect to any Option exercised, paid or delivered before such termination.

7. Change of Control. Unless otherwise provided in the Option agreement:

(a) In the event of a Change of Control of Lincoln, any Option carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control of Lincoln and shall remain exercisable and vested for the balance of the stated term of such Option without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 8(a) hereof; and

(b) In the event of a Change of Control of DIUS that occurs within one year after shares are called in accordance with the provisions of Section 4(d) from an individual other than an individual from whom the shares are called as a result of the individual’s termination of employment, the individual will receive a payment equal to the excess of the Change of Control Price over the amount paid for a share of Stock pursuant to the call, multiplied by the number of shares called from the individual. In the event that a change of control of DIUS occurs in connection with a change of control of the Corporation in which the Change of Control Price is set in a manner that does not indicate a specific Change of Control Price for DIUS, the Change of Control Price for DIUS will be equal to (i) the aggregate Change of Control Price for the Corporation, (ii) multiplied by a fraction, the numerator of which equals the aggregate Fair Market Value of all shares of stock of DIUS, and the denominator of which equals the aggregate Fair Market Value of all shares of all classes of stock of DIUS plus the aggregate Fair Market Value of all shares of stock of DIAL Holding Company, Inc., and (iii) divided by the number of outstanding shares of DIUS.

8. General Provisions.

(a) Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Option until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation may in the future be listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Option or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries. No Option or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Options or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Options and other rights (other than ISOs) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Option, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Option agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Option agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, acquisition, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event (including a material change in intercompany pricing methodologies) affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Options granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Option limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Options and (iv) the exercise price, grant price or purchase price relating to any Option and/or make provision for payment of cash or other property in respect of any outstanding Option. In addition, the Committee is authorized (subject to Section 8(e) and the provisos therein) to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any subsidiary or any business unit, or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Corporation, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

(d) Taxes. The Corporation and any affiliate is authorized to withhold from any payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock held six months or more or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations (not to exceed the minimum statutorily required tax withholding), either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Options. The Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Options under the Plan, provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of a Participant under any previously granted and outstanding Option. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Option theretofore granted and any Option agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no Committee action may materially and adversely affect the rights of such Participant under such Option. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

(f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary, (ii) interfering in any way with the right of the Corporation or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Option under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Option.

(g) Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Corporation and its subsidiaries as it may deem desirable.

(h) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Option with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration.

(i) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Option agreement shall be determined in accordance with Delaware law, without giving effect to principles of conflicts of laws, and applicable federal law.

(j) Plan Effective Date. The Plan has been adopted by the Board as of the Effective Date.